Exhibit 99

FORM 3 JOINT FILER INFORMATION

Name: Lubar & Co., Incorporated

Address: 700 N. Water St., Suite 1200, Milwaukee, WI  53202

Designated Filer: Lubar Equity Fund, LLC

Issuer & Ticker Symbol: Hallador Petroleum Company  (HCPO)

Date of Event: September 15, 2009

Ownership Form: Indirect (through Lubar Equity Fund, LLC)

Signature: /s/ David J. Lubar
	   By: David J. Lubar
	   Its: President


Name: David J. Lubar

Address: c/o Lubar Equity Fund, LLC, 700 N. Water St.,
Suite 1200, Milwaukee, WI  53202

Designated Filer: Lubar Equity Fund, LLC

Issuer & Ticker Symbol: Hallador Petroleum Company  (HCPO)

Date of Event: September 15, 2009

Ownership Form: Indirect (through Lubar Equity Fund, LLC)

Signature: /s/ David J. Lubar
	   David J. Lubar